UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2006
STEWART ENTERPRISES, INC.
( Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement
     (a) On May 11 and 12, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Stewart Enterprises, Inc. (the “Company”) approved changes to director compensation. The annual cash retainer of $21,000 paid to non-employee directors did not change. However, the Committee granted 12,000 shares of the Company’s Class A common stock to each of the Company’s independent directors as additional compensation. The independent directors will be required to retain 9,000 of these shares until they cease to serve on the Board of Directors. The Committee also adopted a policy requiring that each non-employee director own common stock of the Company with a value equal to at least five times the amount of the annual cash retainer no later than five years following the adoption of the policy. New Board members must comply with this policy five years after joining the Board.
     Annual supplements to the annual retainer amounts were also approved for the following positions:

Chairman of the Board (also serves as Lead Director and Chairman of the Corporate Governance and Nominating Committee)	$10,000

Chairman of the Audit Committee	$10,000

Chairman of the Compensation Committee	$5,000
     The additional meeting fees formerly paid to committee chairmen were eliminated. In addition, Board and Board committee meeting fees were reduced from $1,500 to $1,000 for meetings held via teleconference or video conference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
May 16, 2006	/s/ Michael G. Hymel
Michael G. Hymel
Vice President Corporate Controller Chief Accounting Officer